As filed with the U.S. Securities and Exchange Commission on August 16, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________________________________________
Atlassian Corporation
(Exact name of registrant as specified in its charter)
________________________________________________________________

Delaware	88-3940934
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
350 Bush Street, Floor 13
San Francisco, California 94104
(Address of Principal Executive Offices, including Zip Code)
______________________________________________________________
Amended and Restated 2015 Share Incentive Plan
(Full title of the plan)
______________________________________________________________
Grant Reid
Deputy General Counsel
Atlassian Corporation
350 Bush Street, Floor 13
San Francisco, California 94104
(Name and address of agent for service)

(415) 701-1110
(Telephone number, including area code, of agent for service)
______________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Atlassian Corporation (the “Registrant”) to register 7,977,206 additional shares of Class A Common Stock of the Registrant, par value $0.00001 per share (the “Class A Common Stock”), reserved for issuance under the Atlassian Corporation Amended and Restated 2015 Share Incentive Plan (the “Plan”). The registration of additional shares under the Plan is pursuant to the provision in the Plan which provides for annual automatic increases in the number of shares of Class A Common Stock reserved for issuance under the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) (i) on December 10, 2015 (File No. 333-208436), on November 3, 2016 (File No. 333-214424), on November 3, 2017 (File No. 333-221342), on November 2, 2018 (File No. 333-228124), and on August 19, 2022 (File No. 333-266998), in each case as amended by the Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 (File Nos. 333-208436, 333-214424, 333-221342, 333-228124, and 333-266998) filed with the Commission on October 4, 2022, and (ii) on August 18, 2023 (File No. 333-274077) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plan(s) covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Commission on August 16, 2024 (the "Annual Report");

(b) the Registrant’s Current Report on Form 8-K, filed with the Commission on July 24, 2024;

(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the reports, or portions thereof, not deemed to be filed) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d) the description of the Registrant’s Class A Common Stock, which is contained in a Current Report on Form 8-K filed with the SEC on October 3, 2022 pursuant to Rule 12g-3(a) promulgated under the Exchange Act, together with any amendment or report filed for the purpose of updating such description, including Exhibit 4.6 to the Registrant's Annual Report referred to in (a) above.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Class A Common Stock registered hereunder have been sold or which deregisters all of such shares of Class A Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-37651	3.1	10/3/2022

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-37651	3.2	10/3/2022

4.2	Specimen Class A Common Stock Certificate.	S-8	333-266998	4.3	10/4/2022

5.1	Opinion of Deputy General Counsel of the Registrant.	Filed Herewith

23.1	Consent of Independent Registered Public Accounting Firm.	Filed Herewith

23.2	Consent of Deputy General Counsel of the Registrant (included in Exhibit 5.1).	Filed Herewith

24.1	Power of Attorney (contained on signature page hereto).	Filed Herewith

99.1	Amended and Restated 2015 Share Incentive Plan.	8-K	001-37651	10.3	10/4/2022
107.1	Filing Fee Table.	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on August 16, 2024.

ATLASSIAN CORPORATION

By:	/s/ Michael Cannon-Brookes
Michael Cannon-Brookes
Co-Chief Executive Officer and Director

By:	/s/ Scott Farquhar
Scott Farquhar
Co-Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Farquhar, Michael Cannon-Brookes and Joseph Binz, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Atlassian Corporation, and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Cannon-Brookes	Co-Chief Executive Officer and Director	August 16, 2024
Michael Cannon-Brookes	(Co-Principal Executive Officer)

/s/ Scott Farquhar	Co-Chief Executive Officer and Director	August 16, 2024
Scott Farquhar	(Co-Principal Executive Officer)

/s/ Joseph Binz	Chief Financial Officer	August 16, 2024
Joseph Binz	(Principal Financial Officer)

/s/ Gene Liu	Chief Accounting Officer	August 16, 2024
Gene Liu	(Principal Accounting Officer)

/s/ Shona L. Brown	Director and Chair	August 16, 2024
Shona L. Brown

/s/ Scott Belsky	Director	August 16, 2024
Scott Belsky

/s/ Heather Mirjahangir Fernandez	Director	August 16, 2024
Heather Mirjahangir Fernandez

/s/ Sasan Goodarzi	Director	August 16, 2024
Sasan Goodarzi

/s/ Jay Parikh	Director	August 16, 2024
Jay Parikh

/s/ Enrique Salem	Director	August 16, 2024
Enrique Salem

/s/ Steven Sordello	Director	August 16, 2024
Steven Sordello

/s/ Richard P. Wong	Director	August 16, 2024
Richard P. Wong

/s/ Michelle Zatlyn	Director	August 16, 2024
Michelle Zatlyn